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                                                                      Exhibit 5


                                 SIDLEY & AUSTIN
                                 BANK ONE PLAZA
                                 10 S. DEARBORN
                             CHICAGO, ILLINOIS 60603


                                February 22, 2000



The Options Clearing Corporation
440 South LaSalle Street
Chicago, Illinois  60605

Re:      Registration Statement on Form S-20
         -----------------------------------

Ladies and Gentlemen:

                  We are acting as counsel to The Options Clearing Corporation, a Delaware corporation (the "Company"), in connection with its filing of a Registration Statement on Form S-20 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,000,000,000 put and call options to be issued in transactions on certain participating exchanges. In that connection, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed necessary or appropriate to enable us to render the opinion contained herein.

                  Based on the foregoing, it is our opinion that the put and call options covered by the Registration Statement have been duly authorized by the Company, and, when issued in accordance with the by-laws and rules of the Company, will be binding obligations of the Company in accordance with and subject to such by-laws and rules, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effects of general principles of equity, regardless of whether enforceability is considered a proceeding in equity or at law.

                  This opinion letter is limited to the General Corporation Law of the State of Delaware and the Securities Act.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement and to the reference to our Firm under the caption "Legal Opinions and Experts" in the Registration Statement.

                                                   Very truly yours,

                                                   SIDLEY & AUSTIN